Exhibit 5.4

237 Park Avenue New York, New York 10017.3142 TEL 212.880.6000 FAX 212.682.0200 www.torys.com
Dear Sirs/Mesdames:
Re:  Consent of Torys LLP
We hereby consent to the reference to our name under the heading “Legal Matters” in the prospectus dated November 1, 2007 (the “Prospectus”) contained in Amendment No. 1 to the Registration Statement on Form F-10 being filed with the Securities and Exchange Commission by Gerdau Ameristeel Corporation.
/s/ TORYS LLP